UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit
14	Code of Ethics and General Policy on Insider Trading of Bank of America Corporation (the “Company”)

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 2, 2004, the Board of Directors of the Company approved amendments to the Company’s Code of Ethics and General Policy on Insider Trading. The amendments included the following: (1) an amendment expanding the provisions on duty of loyalty to address corporate opportunities and specifically prohibit competing with the Company; (2) the inclusion of an addendum approved in January 2004 regarding trading in mutual funds; (3) an amendment to the accounting provisions to reflect the Company’s disclosure controls and procedures and whistleblowing procedures; (4) an amendment to the provisions on investigations requiring associates to notify their managers if they are, or have been, the subject of an external investigation; (5) an amendment to the provision on reporting certain conduct to reflect that the Company has outsourced its helpline to an independent third party to ensure anonymity and confidentiality; (6) an amendment to create a new section on the Company’s new Ethics Oversight Committee; and (7) an amendment to the waiver provisions conforming to new New York Stock Exchange and Securities and Exchange Commission requirements. A copy of the Code of Ethics and General Policy on Insider Trading is attached hereto as Exhibit 14.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ellen A. Perrin
Ellen A. Perrin
Assistant General Cousel

Dated: April 9, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
14	Code of Ethics and General Policy on Insider Trading of Bank of America Corporation